EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-222647, 333-234716 and 333-236930) and Form S-3 (No. 333-248478) of Avaya Holdings Corp. of our report dated December 21, 2018 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 25, 2020